UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
SCHEDULE 14A
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
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SOVEREIGN BANCORP, INC.

(Name of Registrant as Specified in Its Charter)
SOVEREIGN BANCORP, INC.

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)
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On January 11, 2006, Sovereign Bancorp, Inc. issued the following press release.

FINANCIAL CONTACTS:
Mark McCollom	610-208-6426	mmccollo@sovereignbank.com
Stacey Weikel	610-208-6112	sweikel@sovereignbank.com

MEDIA CONTACTS
Ed Shultz	610-207-8753	eshultz1@sovereignbank.com

The Abernathy MacGregor Group 212-371-5999
Mike Pascale
Tom Johnson
SOVEREIGN ASKS PENNSYLVANIA COURT TO FIND RELATIONAL AND RALPH WHITWORTH IN CONTEMPT FOR
SUBMITTING FALSE DOCUMENTS
Says Whitworth Swore a False Affidavit Under Oath and Made a False Verification
PHILADELPHIA, January 11, 2006 — Sovereign Bancorp, Inc. (NYSE: SOV) today filed a petition asking the Court of Common Pleas of Berks County to find Relational Investors LLC and its principal, Ralph Whitworth, in contempt of court for submitting a false affidavit and false purporting to verify in connection with their recent lawsuit seeking Sovereign documents.
Sovereign’s petition is based on its view that Whitworth swore in a December 16, 2005 affidavit to “facts” which had not yet occurred as of the date of his affidavit. In addition, Sovereign alleges its belief that Whitworth made a false verification on December 16, 2005, purporting to verify “facts” which had not yet occurred as of that date.
Sovereign Bancorp, Inc., (“Sovereign”) (NYSE: SOV), is the parent company of Sovereign Bank, a $63 billion financial institution with more than 650 community banking offices, over 1,000 ATMs and approximately 10,000 team members with principal markets in the Northeast United States. Sovereign offers a broad array of financial services and products including retail banking, business and corporate banking, cash management, capital markets, trust and wealth management and insurance. Sovereign is the 18th largest banking institution in the United States. For more information on Sovereign Bank, visit <http://www.sovereignbank.com> or call 1-877-SOV-BANK.
Sovereign Bancorp, Inc. and its directors and officers may be deemed to be participants in the solicitation of proxies from shareholders of Sovereign in connection with the election of directors at the 2006 annual meeting of shareholders. Information regarding the names of Sovereign’s directors and executive officers and their respective interests in Sovereign by security holdings or otherwise is set forth in Sovereign’s proxy statement relating to the 2005 annual meeting of shareholders, which may be obtained free of charge at the SEC’s website at http://www.sec.gov and Sovereign’s website at http://www.sovereignbank.com. Additional information regarding the interests of such potential participants will be included in the Proxy Statement and other relevant documents to be filed with the SEC in connection with Sovereign’s 2006 annual meeting of shareholders.
Sovereign Bancorp, Inc. will file a Proxy Statement on Schedule 14A with the SEC in connection with its 2006 annual meeting of shareholders, which, when filed, will be available free of charge at the SEC’s website at http://www.sec.gov. Investors and security holders are advised to read Sovereign’s Proxy Statement, when available, and the other materials to be filed by Sovereign related to the proxy solicitation, when available, because they will contain important information. Investors and security holders may obtain a free copy of the Proxy Statement on Schedule 14A and all other related material to be filed by Sovereign with the SEC (when they are filed and become available) free of charge at the SEC’s website at http://www.sec.gov or by contacting Sovereign’s proxy solicitors, Innisfree M&A Incorporated at 1-888-750-5834 or Mackenzie Partners, Inc. at 1-800-322-2885. Sovereign also will provide a copy of these materials without charge at the Investor Relations section of its website at http://www.sovereignbank.com.